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                                                                EXHIBIT 99.B11


                         REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Kemper Aggressive Growth Fund


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Kemper Aggressive Growth Fund as of September 30, 1997, and the related statements of operations and changes in net assets and the financial highlights for the period from December 31, 1996 (commencement of operations) to September 30, 1997. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of September 30, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Kemper Aggressive Growth Fund at September 30, 1997, the results of its operations, the changes in its net assets and the financial highlights for the period from December 31, 1996 to September 30, 1997, in conformity with generally accepted accounting principles.




                                                     ERNST & YOUNG LLP


Chicago, Illinois
November 18, 1997


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                                                                EXHIBIT 99.B11


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated November 18, 1997 in the Registration Statement (Form N-1A) of Kemper Aggressive Growth Fund and its incorporation by reference in the related Prospectus of Kemper Equity Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-13681) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-07855).




                                                     ERNST & YOUNG LLP



Chicago, Illinois
January 22, 1998